Regional Bank - Well-positioned with an Attractive Geographic Footprint

California is the 8th **largest economy in the world** | **Largest jumbo market** in the US

12% of **small businesses** in the US | **Median incomes** 15% higher than the US median


Olympia
WASHINGTON
Portland
Salem
OREGON
Boise
IDAHO
NEVADA
Las Vegas
Mexicali

Demographic Attributes[1]	CA	USA	Feature of CA markets
Small Businesses	875,000	7,500,000	Includes 12% of small businesses in the US
Median Household Value	$366,400	$176,700	The largest jumbo residential market in the US, driving median home value ~2x US median
Median Household Income	$61,000	$53,000	Median income is ~15% higher than the US median
GDP[2]	$2.3T	$17.4T	Ranked 8th among world's largest national economies
Population	39M	319M	Includes ~12% of the US population

MUFG Union Bank in California

- Long history of Union Bank presence, including 150+ years in California
- One of the few banks with outstanding credit performance during the economic downturn, with continuing high-credit standards
- Top 10 bank reputation in the past three years[3] and top 3 customer satisfaction rating[4]

1. United States Census Bureau
2. U.S. Bureau of Economic Analysis for 2014
3. American Banker / Reputation Institute Survey of Bank Reputations
4. JD Power 2015 Retail Banking Satisfaction Study CA Region

MUFG

1

Regional Bank - Go-Forward Value Proposition To be THE PREMIER AND MOST TRUSTED West Coast bank that is the local alternative to national banks Strategic Vision For ambitious individuals and businesses, a local relationship bank providing holistic solutions to help achieve financial aspirations Value Proposition Deepen Existing Customer Relationships1 Diversify Products & Drive Fee Income2 Improve Efficiency & Effectiveness3 Provide Meaningful Liquidity to MUAH4 Increase Customer Acquisition 5 Core Foundational Technology Investments 6 Strategic Objectives Improving Profitability and Generating Sustainable Growth 2

(USD MM） Jan-Mar Quarter FY15 FY16 YoY($/ppt) YoY(%) Gross Profits 590 596 6 1% Non-Interest Expense 425 399 (26) (6%) Operating Profits2 165 197 32 19% Efficiency Ratio 72% 67% (5ppt) (7%) Regional Bank Financial Performance 1. As disclosed in MUAH 2016 Q1-Q2 10Q and 2015 10K under US GAAP. Loans and deposits are average balance 2. Pre-tax, pre-provision • In challenging rate environment, Regional Bank has been focused on steady loan and fee growth and efficiency • Initiatives are continuing to drive revenues despite low rates • Expense decline driven by non-recurring events in addition to ongoing expense management (USD Bn) Steady Loan & Deposit Growth1 Improving Efficiency Income Statement1 3 0 20 40 60 FY13 FY14 FY15 FY16 H1 Loans Deposits 300 320 340 360 380 400 420 2,000 3,000 4,000 5,000 6,000 7,000 FY13 FY14 FY15 FY16 H1 FTE（Left Axis) # of Branches（Right Axis)

Key Initiatives for Profitability and Sustainable Growth3 4

In August 2016, Union Bank converted its consumer and small business credit card portfolio from First National Bank of Omaha and initiated the sale of new Union Bank- issued credit cards Initial activation rates, retention rates, and new card production volumes have been strong and in-line with forecasts The Regional Bank is focused on driving incremental credit card balance growth through the following priorities and initiatives: Regional Bank - Key Initiative 1 Diversifying Lending Products: Consumer Credit Card Expansion 5 Strategic Priorities & Initiatives Increase Application Volume • Deliver targeted marketing offers across bank channels • Enhance digital account opening processes Enhance Servicing Improve Approval Rates Expand Product Suite • Deliver expanded card controls and alerts • Enhance Union Bank rewards program to drive greater relationship value • Enable digital wallet support and integration • Expand card offerings to optimize penetration within our risk profile • Enhance relationship-based underwriting processes • Launch small business, vertical-based card offering • Launch card offering for high net worth segment • Provide U.S. card offerings to Japanese expats

Regional Bank - Key Initiative 2 Deepening Existing Relationships: Collaboration Among Business Segments 6 Unified Regional Bank under single leadership to enhance collaboration across business lines (e.g., Commercial Banking, Jumbo Mortgages and Wealth) Wealth Markets represents a significant opportunity to deepen existing client relationships and to generate recurring fee income Increase Sales Execution • Scale salesforce • Disciplined sales management • Align incentives • Leverage data • Enhance sales support Drive Partner Dialogue • Expand relationship mortgage program with wealth • Increase investment penetration among Retail clients • Improve joint account planning and referrals between wealth and commercial Upgrade Core & Digital Technology • Unify online and mobile experience and increase functionality • Partner to develop low-cost automated investment platform • Upgrade core tools and technology Enhance Capabilities • Expand high net worth products • Leverage client events and social media to drive increased client engagement, thought leadership and brand awareness Strategic Priorities Cross Regional Bank Initiatives Example: Wealth Initiatives

Regional Bank - Key Initiative 3 Providing Meaningful Liquidity 7 The Regional Bank is focused on becoming a larger net liquidity contributor to the MUAH organization • Increase core Retail deposit gathering, leveraging digital and database marketing techniques • Grow the Transaction Banking deposit portfolio through cross-sell to new and existing customers • Launch a national direct bank in the near future Regional Bank Deposit Balances1 0 10 20 30 40 50 60 FY11 FY12 FY13 FY14 FY15 (USD Bn) 1. Average balances. Based on managerial accounting methodologies as disclosed in MUAH’s 2015 10-K statutory report. Includes deposits acquired from Tamalpais Bank, Frontier Bank and Pacific Capital Bancorp. CAGR: 10%